UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 13, 2008
Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive
Lake Forest, Illinois 60045
(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

On May 13, 2008, Barbara L. Bowles was elected to Hospira’s board of directors as a Class II director, with a term expiring at the 2009 annual meeting of shareholders.  Ms. Bowles will serve on the board’s audit committee.  The press release announcing the election of Ms. Bowles to the board is attached as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 8.01	Other Events

On May 13, 2008, Hospira held its annual meeting of shareholders.  Irving W. Bailey, II, Ronald A. Matricaria, and Jacque J. Sokolov, M.D. were elected to Hospira’s board of directors.   The appointment of Deloitte & Touche LLP as Hospira’s auditors for 2008 was ratified.  The voting results on each proposal are as follows:

1.	Election of Directors	For	Withheld

	Irving W. Bailey, II	138,194,859	4,045,190
	Ronald A. Matricaria	138,160,819	4,079,230
	Jacque J. Sokolov, M.D.	138,169,998	4,070,051

2.	Ratification of Auditors

	For	Against	Abstain
	140,676,000	482,607	1,081,442

Item 9.01	Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Exhibit
99.1	Press Release, dated May 13, 2008.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned  hereunto duly authorized.

HOSPIRA, INC.

Dated: May 14, 2008
/s/ Brian J. Smith
	By:	Brian J. Smith
	Its:	Senior Vice President, General Counsel
and Secretary